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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         SECURITIES EXCHANGE ACT OF 1934




         Date of report (Date of earliest event reported): April 1, 1996



                                  MASTEC, INC.



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               (Exact Name of Registrant as Specified in Charter)



        Delaware                       0-3797                 59-1259279
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(State or Other Jurisdiction        (Commission             (IRS Employer
    of Incorporation)               File Number)           Identification No.)



8600 N.W. 36th Street, Miami, Florida                                  33166
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(Address of Principal Executive Offices)                             (Zip Code)



Registrant's telephone number, including area code:
(305) 599-1800




          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.   Other Events

         On April 1, 1996, a wholly-owned subsidiary of MasTec, Inc. (the "Company" or "MASTEC") entered into an agreement (the "Agreement") with Telefonica de Espana, S.A. ("Telefonica"), presently the sole provider of public-switched telephony in Spain, to purchase 100% of the capital stock of Sistemas e Instalaciones de Telecomunicacion, S.A. ("Sintel"), Telefonica's wholly-owned telecommunications construction services subsidiary. The purchase price for the Sintel shares is Spanish Pesetas ("Pesetas") 4.9 billion (US$39.5 million at an exchange rate of 124 Pesetas to one U.S. dollar, the exchange rate used throughout this Form 8-K Current Report) (the "Purchase Price"). An initial payment of Pesetas 650 million (US$5.2 million) will be due at closing (presently scheduled for April 30, 1996), a second payment of Pesetas 650 million (US$5.2 million) is due December 31, 1996 and the balance of the purchase price, Pesetas 3.6 billion (US$29.1 million), is due to be paid in two equal installments at year-end 1997 and 1998. In addition, on April 1, 1996, the Company issued a press release announcing the execution of the agreement, a copy of which press release is attached as Exhibit 99.1 and is incorporated herein by reference.

         The Company or its representatives from time to time may make or may have made certain forward-looking statements, whether orally or in writing, including without limitation any such statements made herein. Among such statements may be comments regarding: further growth in the Company's revenues and earnings from the acquisition of Sintel and expansion of the Company's operations in Spain and Latin America; plans for entering new product and geographic markets, particularly in Spain and Latin America; improvements in operating efficiencies; and the Company's leadership position in the telecommunications construction services industry. Such statements are qualified in their entirety by reference to and are accompanied by the following discussion of certain important factors that could cause actual results to differ materially from those projected in such forward-looking statements. In the discussion below, forward-looking statements and factors which could cause actual results to differ materially shall be deemed equally applicable to the Company and Sintel and references to the "Company" shall be deemed to refer collectively to Sintel and the Company. Such factors should be considered by anyone evaluating the proposed acquisition of Sintel by the Company as well as the prospects of MASTEC, Sintel and the combined entities.

         The Company cautions the reader that this list of factors may not be exhaustive. The Company operates in a rapidly changing industry, and new risk factors emerge from time to time. Management cannot predict such risk factors, nor can it assess the impact, if any, of such risk factors on the Company's business or the extent to which any factor, or combination of

                                       -2-

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factors,  may cause actual results to differ  materially from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

Conditions to Closing

         The proposed acquisition is subject to the fulfillment of several conditions to closing, including among others, satisfactory results of a due diligence investigation. There can be no assurance that these conditions will be met or that the transaction will not fail to close for other reasons not currently contemplated.

Historical Results of Sintel

         During 1995, Sintel suffered a net loss of US$14.1 million, resulting at least in part from a US$27.9 million charge for restructuring its operations and reducing personnel. The ability of the Company to meet its obligations under the Agreement as well as its ability to make payments on its other obligations will be dependent on the Company's future operating performance, which is dependent on a number of factors, some of which are set forth herein and are not within the Company's control. Greater than anticipated reductions in demand or prices for Sintel's services from Telefonica, Sintel's principal customer, or greater than anticipated increases in labor costs could materially adversely affect the Company's business, financial condition, results of operations, liquidity and business prospects.

Labor Relations

         A portion of Sintel's work force is unionized. Work stoppages or strikes could have a material, adverse effect on the Company's business, financial condition, results of operations, liquidity and business prospects.

Dependence on Key Customers

         Sintel has derived substantially all of its revenue from the provision of telecommunication construction services to Telefonica in Spain and Latin America. As such, the Company anticipates that Sintel will continue to be dependent on Telefonica as a key customer in Spain and Latin America in the future.

Currency Exchange and Other Risks of Investment in Foreign
Operations

         Sintel publishes its financial statements in Spanish Pesetas in accordance with Spanish generally accepted accounting principles and will continue to do so if the transaction is


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consummated.  (Accounting principles generally accepted in Spain vary in certain respects from principles generally accepted in the United States). The Latin America subsidiaries of Sintel publish their financial statements in the local currencies of their home countries, in accordance with generally accepted accounting principles applied in each such Latin American country. (Such accounting principles also vary in certain respects from U.S. generally accepted accounting principles). Accordingly, the Company may experience economic loss and a negative impact on earnings with respect to its foreign operations and investments solely as a result of foreign currency exchange rate fluctuations and devaluations against the U.S.
dollar.

         In addition, the Company's current and future operations and investments in certain foreign countries are generally subject to the risks of political, economic or social instability, including the possibility of expropriation, confiscatory taxation or other adverse regulatory or legislative developments, or limitations on the repatriation of investment income, capital and other assets.

Risks of Increased Leverage

         The consummation of the transaction will, on a consolidated basis, result in an increased debt burden to the Company, as Sintel's debt, following the acquisition, will be approximately US$63 million. The Company's total debt, not including Sintel or any debt incurred due to the acquisition, as of December 31, 1995, was approximately US$72.1 million.

Additional Risk Factors

         Additional factors which could cause actual results to differ materially from those projected in forward-looking statements result primarily from the telecommunications industry in which the Company operates and factors regarding the Company itself. Telecommunications industry factors include (i) the high level of regulation of the industry in the U.S., Spain and Latin
America, where the Company operates and which may affect demand for the Company's services, (ii) the active level of actual and potential competition from independent third parties in most of the markets in which the Company operates and (iii) the rapid technological changes occurring in the telecommunications industry, which may adversely impact the future need for the Company's services. Factors regarding the Company itself include the Company's dependence on certain key customers and dependence on its senior management team. Reference is made to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 for additional information regarding the Company's business.

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Item 7.   Financial Statements and Exhibits.

(c) Exhibits

99.1      Press release dated April 1, 1996.











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                                   SIGNATURES


         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated:  April 1, 1996


                                               /s/ Edwin D. Johnson
                                               --------------------------------
                                                   Edwin D. Johnson
                                                   Senior Vice President-
                                                   Chief Financial Officer
                                                   (Principal Financial Officer
                                                    and Authorized Officer)


                                       -6-

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                                  EXHIBIT INDEX


EXHIBIT NO.               DESCRIPTION
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99.1                      Press release dated April 1, 1996.















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